                                                         REGISTRATION NO. 33-

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                               ------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933
                               ------------------

                               KUHLMAN CORPORATION
               (Exact name of issuer as specified in its charter)

          Delaware                                       58-2058047
  (State or other jurisdiction              (I.R.S. Employer Identification No.)
of incorporation or organization)

               3 Skidaway Village Square, Savannah, Georgia 31411
               (Address of Principal Executive Offices) (Zip Code)


                          VERSAILLES UNION 401(k) PLAN
                           (Full Title Of The Plan)

                             Richard A. Walker, Esq.
             Executive Vice President, Chief Administrative Officer,
                         General Counsel and Secretary
                               Kuhlman Corporation
                            3 Skidaway Village Square
                             Savannah, Georgia 31411
                     (Name and Address of agent for service)
         Telephone number, including area code, of agent for service:
                                  912/598-7809

                          Copies of Communications to:
                            Verne C. Hampton II, Esq.
                  Dickinson, Wright, Moon, Van Dusen & Freeman
                            500 Woodward, Suite 4000
                             Detroit, Michigan 48226
                                  313/223-3546

                  Approximate date of proposed public offering:
 As soon as practicable after the effective date of this Registration Statement

                                           CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------------
 Title of Securities to        Amount to be          Proposed Maximum         Proposed Maximum           Amount of
     be Registered              Registered          Offering Price Per       Aggregate Offering       Registration Fee
                                                          Share*                   Price
-----------------------------------------------------------------------------------------------------------------------------
      Common Stock             15,000 shs.                  $34                   $510,000                 $150.45
     ($1 par value)
-----------------------------------------------------------------------------------------------------------------------------

*Based upon the market price on December 15, 1997.
In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Versailles Union 401(k) Plan.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.       INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

Kuhlman Corporation (the "Company") hereby incorporates by reference in this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act") and the Securities Exchange Act of 1934, as amended (the "Exchange Act"):

The Company's (i) Prospectus dated June 23, 1997 filed with the Commission pursuant to Rule 424(b)(4) under the Securities Act as part of Registration Statement No. 333-28011; (ii) Item 1 of the Company's registration statements on Form 8-A registering its Common Stock and Preferred Stock Purchase Rights under Section 12(b) of the Exchange Act; (iii) quarterly reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997;
(iv) the Company's current reports on Form 8-K dated March 10, 1997, April 24, 1997 and May 28, 1997; and (v) the Company's current report on Form 8-K/A (Amendment No. 1) dated March 10, 1997.

The Company's unaudited Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997, should be read in conjunction with the audited financial statements incorporated herein by reference.

All documents subsequently filed with the Commission by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the dates of filing of such documents.

ITEM 4.       DESCRIPTION OF SECURITIES

Not Applicable.

ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL

Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company's Bylaws and the Delaware General Corporation Law permit the Company's officers and directors to be indemnified under certain circumstances for expenses and in some instances, for judgments, fines, or amounts paid in settlement of civil, criminal, administrative and investigative suits or proceedings, including those involving alleged violations of the Securities Act of 1933, as amended (the "Act"). In addition, the Company

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


maintains directors' and officers' liability insurance which, under certain circumstances, would cover alleged violations of the Act. Insofar as indemnification for liabilities arising under the Act may be permitted to officers and directors pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. Therefore in the event that a claim for such indemnification is asserted by any officer or director, the Company (except insofar as such claim seeks reimbursement by the Company of expenses paid or incurred by an officer or director, in the successful defense of any action, suit or proceeding) will, unless the matter has heretofore been adjudicated by precedent deemed by the Company to be controlling, submit to a court of appropriate jurisdiction the question of whether or not the indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

Not Applicable.

ITEM 8. EXHIBITS

The following exhibits are filed herewith:

        Exhibit
        Number                   Exhibit
        -------                  -------

        23(a)     Consent of Arthur Andersen LLP

        99(a) Adoption Agreement/Dreyfus Nonstandardized Prototype Profit Sharing Plan and Trust for the Versailles Union 401(k) Plan.

        99(b)     Basic Plan Document No. 01 Dreyfus Prototype
                  Defined Contribution Plan

        99(c)     Dreyfus Trust Agreement

        The Company undertakes that it will submit the Versailles Union 401(k) Plan to the Internal Revenue Service ("IRS") in a timely manner and will make all changes required by the IRS in order to qualify the Plan.



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


ITEM 9.  UNDERTAKINGS

The undersigned Company hereby undertakes: (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement. (2) That, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



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                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Savannah, Georgia, on this 19th day of December, 1997.

                                         Kuhlman Corporation
                                         (Registrant)


                                         By: /s/ Robert S. Jepson, Jr.
                                            ---------------------------
                                                 Robert S. Jepson, Jr.
                                                 Chairman of the Board and
                                                   Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 19, 1997.


            NAME                                                           TITLE
            ----                                                           -----

/s/  Robert S. Jepson, Jr.                                    Chairman of the Board, Chief Executive
------------------------------                                Officer and Director (Principal Executive Officer)
Robert S. Jepson, Jr.


/s/  Vernon J. Nagel                                          Executive Vice President of Finance and Treasurer
------------------------------                                (Principal Financial Officer and Principal Accounting
Vernon J. Nagel                                               Officer)


/s/  Curtis G. Anderson                                       President, Chief Operating Officer and Director
------------------------------
Curtis G. Anderson


/s/  William E. Burch                                         Director
------------------------------
William E. Burch


/s/  Steve Cenko                                              Director
------------------------------
Steve Cenko


/s/  Gary G. Dillon                                           Director
------------------------------
Gary G. Dillon


/s/  Alexander W. Dreyfoos, Jr.                               Director
-------------------------------
Alexander W. Dreyfoos, Jr.


/s/  William M. Kearns, Jr.                                   Director
------------------------------
William M. Kearns, Jr.


/s/  George J. Michel, Jr.                                    Director
------------------------------
George J. Michel, Jr.


/s/  H. Norman Schwarzkopf                                    Director
------------------------------
General H. Norman Schwarzkopf


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


                               INDEX TO EXHIBITS


EXHIBIT NO.                                                  DESCRIPTION
------- ---                                                  -----------


        23(a)             Consent of Arthur Andersen LLP

        99(a) Adoption Agreement/Dreyfus Nonstandardized Prototype Profit Sharing Plan and Trust for the Versailles Union 401(k) Plan.

        99(b) Basic Plan Document No. 01 Dreyfus Prototype Defined Contribution Plan

        99(c)             Dreyfus Trust Agreement